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                                                                     EXHIBIT 5.1


                                PERKINS COIE LLP
              A LAW PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
      1211 SOUTHWEST FIFTH AVENUE, SUITE 1500 O PORTLAND, OREGON 97204-3715
                TELEPHONE: 503 727-2000 O FACSIMILE: 503 727-2222

                                February 9, 1998



G.I. Joe's, Inc.
9805 S.W. Boeckman Road
Wilsonville, OR  97070

        RE:    REGISTRATION STATEMENT ON FORM S-1 (NO. 333-61527)

Dear Sirs:

        We have acted as special counsel to G.I. Joe's, Inc., an Oregon corporation (the "Company"), in connection with the Registration Statement on Form S-1, Registration No. 333-61527 (the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder (the "Rules") with the Securities and Exchange Commission in connection with a proposed underwritten public offering of up to 2,875,000 shares of the Company's Common Stock (the "Shares"). You have asked us to render our opinion as to matters hereinafter set forth.

        In this connection, we have examined the Registration Statement and such certificates, agreements, records, and other documents as we have deemed relevant and necessary as a basis for this opinion. We have assumed, with your permission and without independent investigation, (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or facsimile copies, and the authenticity of the originals of such copies, (ii) the accuracy of the factual representations made to us by officers and other representatives of the Company, whether evidenced by certificates or otherwise, and (iii) that all actions contemplated by the Registration Statement have been and will be carried out only in the manner described therein.

        Based upon the foregoing, we are of the opinion that, upon (a) effectiveness of the Registration Statement and (b) the due execution by the Company and registration


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G.I. Joe's, Inc.
February 9, 1998
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by its registrar of the Shares, and the sale of the Shares as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

        We are qualified to practice law in the State of Oregon. In giving the opinion expressed herein, we express no opinion as to the laws of any jurisdiction other than the laws of the State of Oregon and the federal laws of the United States of America.

        We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus made part of the Registration Statement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or related Rules. This Consent may be incorporated by reference in any amendment to the Registration Statement filed pursuant to Rule 462(b) of Regulation C under the Securities Act.

                                         Very truly yours,

                                         /s/ Perkins Coie LLP

                                         PERKINS COIE LLP